Exhibit 99.1

Handeni Gold Inc. Strengthens its Technical Team.

Vancouver, British Columbia, August 1, 2012 -- Handeni Gold Inc. (the "Company" or "Handeni Gold") (OTCQB: HNDI) is pleased to announce the appointment of additional members to its technical advisory committee.

The Company is pleased to welcome Dr. P.G. Gresse, Mr. C.J. Lotter and Mr. E.D. Ole Naiko to our Technical Advisory Committee.

Dr. Gresse is a renowned structural geologist with a lifetime experience in Africa. He has extensive experience in field geological mapping, structural geology and basin analysis. Dr. Gresse has been involved in various international research and mapping programs specialising in Late Proterozoic geology. Dr. Gresse has published widely in local and international journals (33) and has attended and presented papers at numerous international conferences and symposia (25).

Mr. Lotter has 30 years experience in mining and exploration geophysics and has run his own consulting and contracting business for 20 years. He has extensive experience in the Greenstone terrains of southern, eastern and western Africa as well as the Zambian and Botswana Copper belts. Mr. Lotter is involved in survey planning and design and QC/QA and interpretation, including 2D/3D forward and inversion modelling, on a daily basis.

Mr. E.D. Ole Naiko (a mining engineer by training) conducted his post graduate studies in Mineral Economics and Metallurgical Engineering at the Colorado School of Mines. He has been an executive director of the Tanzania Investment Centre and the manager of various state mining companies, including gold mining companies, as well as an executive director of the TIC (Tanzania Investment Centre) in Tanzania. Mr. Naiko plays a major role in promoting the minerals industry of the country and attracting investment to the sector.

Handeni Gold's Technical Committee now consists of the following members:

Dr. P.G. Gresse (Structural- and Exploration Geology),
Mr. C. Lotter (Geophysics and Exploration Geology),
Mr. B. McDonald (Exploration- and Economic Geology),
Mr. E. D. Ole Naiko (Mining Engineering and Mineral Economics) and
Dr. R. Scheepers (Petrology, Geochemistry, Exploration Geology).

The Technical Advisory Committee has been specifically constituted to enable Handeni Gold to effectively operate in the geological environments associated with mineralized systems in Archaean and Proterozoic terranes. Additional expertise comprising other disciplines may be co-opted to the committee from time to time, as the situation may require.

"Hands on expertise, a long history of applicable experience and scientific integrity is what the committee represents, and this is exactly what Handeni Gold needs": commented Dr. Reyno Scheepers, President and CEO of Handeni Gold Inc.

For further information please contact:

Handeni Gold Inc.

Mr. Bob Dynes (Investor relations manager):

Tel:              +1.604.642.6165
Mobile:             +1.778.881.6165
Email:  bob@handenigold.com / info@handenigold.com

About Handeni Gold Inc.

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.handenigold.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward-looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A golden opportunity